INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (this "Agreement"), is made and entered into on this 31st day of July, 2007 (the "Effective Date"), by and between ONE WORLD ENERGY CORPORATION, a Nevada corporation, and RALPH SMITH & SON, INC., a Pennsylvania corporation.  As used in this Agreement, the term “OWEC” shall mean One World Energy Corporation, or an Applicable One World Affiliate (as defined below), as the context requires.  As used in this Agreement, the term “Independent Contractor” shall mean Ralph Smith & Son, Inc., or an Applicable Smith Affiliate (as defined below), as the context requires.

WHEREAS, OWEC and Independent Contractor have entered into a Contract Mining Agreement, dated as of July 31st, 2007 (the “Nowrytown No.1 Agreement”), pursuant to which OWEC agreed to retain Independent Contractor as the operator of the surface coal mining operation and related surface facilities located in Indiana County, Pennsylvania known as the “Nowrytown No.1 Mine”, and Independent Contractor agreed to perform the Work (as defined therein), subject to the terms and conditions set forth therein; and

WHEREAS, OWEC and Independent Contractor intend to enter into one or more additional contract mining agreements (each, an “Additional Agreement”), pursuant to which OWEC, or an affiliate of OWEC (the “Applicable One World Affiliate”), will retain Independent Contractor, or an affiliate of Independent Contractor (the “Applicable Smith Affiliate”), as an operator of a surface coal mining operation and related surface facilities (each, an “Additional Project”).

NOW, THEREFORE, in consideration of the strict and mutual performance and observance of the terms, conditions, covenants, and agreements hereinafter set forth, and intending to be legally bound, OWEC and Independent Contractor agree as follows:

Section 1—Net Profit. Under any Additional Agreement, Independent Contractor shall be entitled to forty percent (40%) of the Net Profit (as defined in the Nowrytown No.1 Agreement), including without limitation, expenses incurred under such Additional Agreement, debt service expenses and royalties, attributable to the Additional Project, during the term of such Additional Agreement.

Section 2—Operating Capital. Under any Additional Agreement, OWEC shall provide all operating capital and furnish all of the equipment, tools, machinery, parts, supplies and other items that may be required from time to time to perform to perform the Work relating to the Additional Project as contemplated in the Additional Agreement.  Under any Additional Agreement, OWEC shall reimburse Independent Contractor all reasonable expenses incurred by Independent Contractor related to the Additional Project.

Section 3—Right of First Refusal.  Under any Additional Agreement, before OWEC engages any other entity for any other coal mining project, Independent Contractor shall have a right of first refusal to be engaged as the operator of such project on the same terms and conditions offered to such other entity. Independent Contractor may exercise its right of first refusal within ten (10) days of its receipt of a written notice of such offer.

              Section 4—Integration. This Agreement contains the entire understanding and agreement of the parties with regard to the transactions contemplated hereunder and it supersedes all prior agreements, arrangements and understandings between the parties relating to the subject matter of this Agreement.

Section 5—Choice of Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania.

Section 6—Headings.  The headings appearing in this Agreement are for convenience of reference only and shall not be construed as affecting in any way the meaning of the provisions of this Agreement.

Section 7—Modification.  This Agreement shall not be modified, changed or terminated, in whole or in part, except by written agreement, signed by all parties hereto or their respective successors-in-interest.

Section 8—Counterparts.  This Agreement may, for convenience, be executed in several counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties have caused their corporate names to be signed hereto by their officers duly authorized.

ONE WORLD ENERGY CORPORATION

/s/ Ashvin Mascarenhas
By: ___________________________
Ashvin Mascarenhas, President

RALPH SMITH & SON, INC.

/s/ Ralph Smith
By: ___________________________
Ralph Smith, President